Exhibit 99.1

Financial Statements Hilton Garden Inn Houston/Galleria Area Year Ended December 31, 2012, and for the Periods Ended September 30, 2013 and 2012 (Unaudited) With Report of Independent Auditors

Hilton Garden Inn Houston/Galleria Area

Financial Statements

 Year Ended December 31, 2012, and for the
 Periods Ended September 30, 2013 and 2012 (Unaudited)

Report of Independent Auditors

The Board of Directors
Summit Hotel Properties, Inc.

We have audited the accompanying financial statements of the Hilton Garden Inn Houston/ Galleria Area (the Hotel) (not a legal entity), which comprise the balance sheet as of December 31, 2012, and the related statements of comprehensive income, owners’ equity in the Hotel, and cash flows for the year ended December 31, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hilton Garden Inn Houston/Galleria Area at December 31, 2012, and the results of its operations and its cash flows for the year ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP
Austin, Texas
January 16, 2014

Hilton Garden Inn Houston/Galleria Area

Balance Sheets

	September 30,	December 31,
	2013	2012
Assets	(Unaudited)
Investments in hotel properties, at cost:
Buildings and improvements	$13,166,023	$13,166,023
Furniture, fixtures, and equipment	2,971,839	3,314,399
Equipment	25,259	25,259
Capital additions	296,214	237,243
Accumulated depreciation	(6,944,779)	(6,744,053)
	9,514,556	9,998,871

Cash on hand	1,558,269	1,255,234
Cash in reserve/restricted	962,399	1,242,832
Accounts receivable	317,622	99,072
Accounts receivable – related parties	643,613	568,613
Prepaid expenses	114,957	36,977
Deferred expenses, net	563,752	755,858
Total assets	$13,675,168	$13,957,457

Liabilities and owners’ equity
Accounts payable	$26,656	$107,558
Accrued expenses	652,295	583,334
Accrued taxes	130,296	223,230
Other accrued liabilities	109,977	59,912
Mortgages payable	17,953,356	18,186,658
Total liabilities	18,872,580	19,160,692
Total owners’ equity	(5,197,412)	(5,203,235)
Total liabilities and owners’ equity	$13,675,168	$13,957,457

See accompanying notes.

Hilton Garden Inn Houston/Galleria Area

Statements of Comprehensive Income

	September 30		December 31,
	2013	2012	2012
	(Unaudited)
Revenue:
Rooms	$6,374,265	$5,777,013	$7,555,209
Food and beverage	459,252	484,784	620,684
Telephone	7,684	20,991	24,061
Vending, rent, and other	256,005	250,762	336,011
Total revenue	7,097,206	6,533,550	8,535,965

Department expense:
Rooms	1,138,559	1,131,653	1,525,684
Food and beverage	336,606	364,574	478,795
Telephone	5,949	5,324	6,996
Vending, rent, and other	66,891	60,839	86,248
Total department expense	1,548,005	1,562,390	2,097,723

Total gross profit	5,549,201	4,971,160	6,438,242

Operating expenses:
Administrative and general	782,635	664,112	896,315
Advertising and promotion	275,028	280,288	362,993
Franchise fees	592,766	538,009	705,302
Management fee	347,513	225,818	292,327
Property operations and maintenance	203,252	201,275	271,321
Insurance (refund)	(22,980)	39,151	46,632
Lease expense	552,606	372,940	492,930
Property and other taxes	429,945	413,125	536,140
Utilities	216,102	219,884	288,375
Depreciation and amortization	635,509	540,818	721,090
Interest expense	851,002	861,917	1,147,030
Other (income) expense	5,000	(1,202)	(1,534)
Total operating expenses	4,868,378	4,356,135	5,758,921

Comprehensive income	$680,823	$615,025	$679,321

See accompanying notes.

Hilton Garden Inn Houston/Galleria Area

Statements of Owners’ Equity in the Hotel

Balance at January 1, 2012	$(5,092,556)
Comprehensive income	679,321
Distributions to owners	(790,000)
Balance at December 31, 2012	(5,203,235)
Comprehensive income (unaudited)	680,823
Distributions to owners (unaudited)	(675,000)
Balance at September 30, 2013 (unaudited)	$(5,197,412)

See accompanying notes.

Hilton Garden Inn Houston/Galleria Area

Statements of Cash Flows

	September 30		December 31,
	2013	2012	2012
	(Unaudited)
Operating activities
Comprehensive income	$680,823	$615,025	$679,321
Adjustments to reconcile comprehensive income to net cash provided by operating activities:
Depreciation	372,930	390,467	520,622
Amortization	262,579	150,351	200,468
Changes in operating assets and liabilities:
Accounts receivable	(218,550)	79,259	245,657
Accounts receivable – related parties	(75,000)	(426,460)	(568,613)
Prepaid expenses and other	(37,069)	1,053,029	668,163
Accounts payable	(80,902)	(453,802)	82,630
Accrued payroll and payroll taxes	50,691	(8,420)	(225,191)
Accrued property taxes	(92,934)	133,515	143,916
Other accrued expenses	68,336	6,827	(31,269)
Net cash provided by operating activities	930,904	1,539,791	1,715,704

Investing activities
Restricted cash	280,433	242,579	176,385
Net cash provided by investing activities	280,433	242,579	176,385

Financing activities
Principal payments on debt	(233,302)	(220,485)	(283,615)
Distributions to owners	(675,000)	(790,000)	(790,000)
Net cash used in financing activities	(908,302)	(1,010,485)	(1,073,615)

Net change in cash and cash equivalents	303,035	771,885	818,474
Cash on hand, beginning of year	1,255,234	436,760	436,760
Cash on hand, end of year	$1,558,269	$1,208,645	$1,255,234

Supplemental cash flow information
Cash paid for interest	$851,000	$862,000	$1,147,000

See accompanying notes.

Hilton Garden Inn Houston/Galleria Area

Notes to Financial Statements

1. Description of Business and Basis of Presentation

The financial statements presented herein for the Hilton Garden Inn Houston/Galleria Area (not a legal entity) are for one hotel (the Hotel) owned by ALH Properties No. Ten, L.P. (the Owners) located in Houston, TX. The Hotel includes a 182-room Hilton Garden Inn hotel located in the Galleria area of Houston.

These financial statements present the balance sheets, statements of comprehensive income, statements of owners’ equity in the Hotel, and statements of cash flows of the Hotel, not a legal entity.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates and assumptions. Such estimates and assumptions could change in the future as more information becomes known, which could affect the amounts reported and disclosed herein. Intercompany accounts and transactions have been eliminated in combination.

Cash

Cash includes cash held in depository bank accounts.

Restricted Cash

Restricted cash consists of funds placed in escrow with mortgage lenders to pay property taxes and capital expenditures.

Hilton Garden Inn Houston/Galleria Area

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk

The Owners maintain their cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Hotel has not experienced any losses in such accounts.

Investment in the Hotel Property

Investments in the Hotel property and related assets are recorded at cost, less accumulated depreciation. The Hotel capitalizes the costs of significant additions and improvements that materially extend the property’s life. These costs may include hotel refurbishment, renovation, and remodeling expenditures. All costs of repairs and maintenance are expensed as incurred.

Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives are as follows:

Classification	Estimated Useful Lives

Building	39 years
Building improvements	5–39 years
Furnishings and equipment	5 years

When depreciable property and equipment are retired or disposed of, the related costs and accumulated depreciation are removed from the balance sheets and any gain or loss is reflected in current operations.

Impairment of Investment in the Hotel Property

If events or circumstances indicate that the carrying value of the Hotel property to be held and used may be impaired, a recoverability analysis is performed based on estimated undiscounted future cash flows to be generated from the property. If the analysis indicates that the carrying value is not recoverable from future cash flows, the excess of the net book value over the estimated fair value is charged to earnings.

Hilton Garden Inn Houston/Galleria Area

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

No provision or liability for income taxes or income tax positions has been made in the accompanying financial statements since the financial statements do not contemplate the type of legal or tax entity that holds the Hotel.

Advertising Costs

Advertising costs are expensed as incurred and are included in sales and promotion expenses in the accompanying statements of comprehensive income.

Revenue Recognition

Revenues are recognized when rooms are occupied and the services are provided. Revenues consist of mainly room sales and food and beverage sales. Additionally, the Hotel collects sales, use, occupancy, and similar taxes, which are presented on a net basis in the accompanying statements of comprehensive income.

Accounts Receivable

Accounts receivable, which primarily represent amounts due from hotel guests, are recorded at management’s estimate of the amounts that will be ultimately collected.

Due From Related Parties

Due from related parties represents the amounts payable to an affiliate of the Hotel for services rendered related to advertising, promotion, sales, reservations, management fees, centralized services, loyalty program, insurance, various benefit plans, purchasing, and other charges.

Hilton Garden Inn Houston/Galleria Area

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Deferred Loan Cost, Net

Certain loan costs are deferred and amortized to interest expense using the straight-line method, which approximates the amount to be amortized using the effective interest method. At the time of any repurchases or retirements of debt, a proportionate amount of net deferred loan costs is written off. The Hotel recognized amortization of deferred loan costs totaling $200,468, for the year ended December 31, 2012, and $262,579 and $150,351, respectively, for the periods ended September 30, 2013 and 2012.

Fair Value of Financial Instruments

Financial assets and liabilities with carrying amounts approximating fair value include cash, accounts receivable, prepaid expenses and deposits, accounts payable, and accrued expenses. The carrying amounts of these financial assets and liabilities approximate fair value because of their short maturities. The carrying amounts of the Hotel’s debt and other long-term liabilities approximate their fair values. The fair value of debt was based upon management’s best estimate of interest rates that would be available for similar debt obligations as of December 31, 2012.

The accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standard establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include Level 1, defined as observable inputs, such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Hilton Garden Inn Houston/Galleria Area

Notes to Financial Statements (continued)

3. Franchise Agreements

Upon opening of the Hotel, the Owners entered into a franchise agreement with Hilton Hotels Corporation. The agreement is for a 20-year period from the opening date of the Hotel. Franchise fees are computed at 5.0% of the gross room revenues for the Hotel, as defined in the agreement. Franchise fees for the year ended December 31, 2012 was $705,302, and were $592,766 and $538,009 for the periods ended September 30, 2013 and 2012, respectively.

4. Mortgages Payable

The Owners had the following mortgage payable at September 30 and December 31, respectively:

	2013	2012

Promissory note effective October 17, 2006, in the original amount of $19,275,000 with fixed monthly payments of $121,065, at an interest rate of 6.22% per annum, until October 1, 2016, at which time the principal balance is due. The loan is secured by property, furniture, fixtures, and equipment. In addition, the loan is guaranteed by related parties of the Owners.	$17,953,356	$18,186,658
Total	$17,953,356	$18,186,658

At December 31, 2013, the aggregate maturities for mortgages payable are as follows:

Year ending December 31:
2013	$363,195
2014	1,452,780
2015	1,452,780
2016	14,684,601
$17,953,356

Hilton Garden Inn Houston/Galleria Area

Notes to Financial Statements (continued)

5. Leases

The Hotel leases the land under a noncancelable ground lease with a term of 50 years from the effective date of May 1, 2003. Rent expense for the year ended December 31, 2012, was $484,818, and for the periods ended September 30, 2013 and 2012, rent expense was $333,984 and $366,896, respectively. The terms of the rent payment due are subject to adjustment each fifth anniversary, whereby base rent is adjusted by the lesser of $3,000 per month or the change in CPI since the last anniversary, times the current base rent. The next anniversary date subject to adjustment is May 2018. In addition, the Hotel remits a payment of 2.5% of gross receipts on a quarterly basis in accordance with the terms of the ground lease.

6. Related-Party Transactions

The Owners have management agreements with American Liberty Hospitality, Inc. an entity related through common ownership. The agreement has a 20-year term starting on the commencement date of August 1, 2004. The agreement provides for base and incentive management fees. Base management fees are calculated at 2% of gross monthly revenues, as defined, and incentive management fees are calculated at 3% of gross operating profit, as defined. Base management fees for the year ended December 31, 2012, were $170,827. Base management fees for the periods ended September 30, 2013 and 2012, were $142,067 and $130,739, respectively. Incentive management fees for the year ended December 31, 2012, were $121,500. Base management fees for the periods ended September 30, 2013 and 2012, were $205,446 and $95,079, respectively.

7. Commitments and Contingencies

The nature of the Hotel’s operations exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material effect on the financial position, results of operations, or cash flows of the Hotel.

8. Subsequent Events

Management has evaluated subsequent events through January 16, 2014, the date the accompanying financial statements were available to be issued. On July 31, 2013, the Owners entered into a definitive purchase and sale agreement to sell the Hotel to Summit Hotel Properties, Inc. through its operating partnership, Summit Hotel O.P. L.P., for an aggregate purchase price of $37.5 million, subject to closing prorations and adjustments. The sale of the property was completed on January 9, 2014.